Exhibit 4.3

STRICTLY PERSONAL AND CONFIDENTIAL

Mr Paul Polman

March 2012

Dear Paul,

Your reward package effective 1st January 2012

This is to confirm your reward package as from 1st January 2012.

Base Salary

Your annual base salary is currently unchanged at GBP 920,000. An approved salary increase of 6%, which will move the salary to GBP 975,200, will take effect later in 2012 at a date to be determined by the Board. The higher salary will be used for the purpose of setting incentives for 2012.

2011 Annual Bonus

In respect of 2011, your annual gross bonus award is GBP 1,242,000 (135% of salary).

Your target bonus for 2012 will continue to be 120% of base salary and your maximum bonus continues to be 200% of your base salary.

The business targets for 2012 for the plan are:

Performance Measure	Performance Target
Underlying Sales Growth	4%
Underlying Volume Growth	1.5%
Core Operating Margin (vs PY)	+20 bps

Each performance measure has an equal one third weighting.

The Board will assess Unilever’s 2012 business performance not only against the above targets but also relative to the overall quality and competitiveness of our performance delivery.

Your personal bonus will then be based both on the Board’s assessment of overall business performance and your personal achievement against your ‘3+1’ goals. The “3+1’ goals must be stretching, ambitious, and output oriented.

2012 Long-Term Incentives

For executive directors, our long term incentive program now consists of two vehicles:

•	The Management Co-Investment Plan (MCIP), and

•	The Global Share Incentive Plan (GSIP)

2012 MCIP

Under this plan, 25% of your gross annual bonus will be invested in Unilever shares, although you may elect to invest up to 60% of your earned bonus. If you elected to purchase additional shares, you should have received an email confirmation of your entire allocation to MCIP.

The shares will be held for a period of three years and Unilever will match this investment with an award of an equal number of performance shares. The vesting of these matching shares will be contingent on the achievement of the same 3 year targets as exist under our Global Share Incentive Plan (see below) and can vest between 0% -150%.The value of this award may be further enhanced by earning dividends / dividend equivalents during the vesting period.

2012 GSIP

Under the 2012 GSIP, you have been made a conditional award of shares worth GBP 1,950,400 which will vest between 0% and 200% three years from the award date based on company performance.

The performance measures for the Executive Team, as from 2012, are:

Performance Measure	Performance Range
Underlying Sales Growth	2% - 7%
Core Operating Margin (vs PY)	0 - 40bps
Operating Cash Flow (Cumulative)	€12 - €16bn
Relative Total Shareholder Return	11th – top 3

These performance measures are equally weighted at 25% for each, and USG and COM are mutually dependent whereby the threshold levels of both needs to be achieved before either component vests.

Cash allowance in lieu of perquisites and benefits

From 2012 a gross annual allowance of GBP 250,000 will be paid to you in lieu of car allowance, partner travel, the entertainment allowance, and the 15% company pension contribution.

The company will continue to accrue on your behalf the supplemental conditional pension provision of 12% salary, with investment returns replicating those of the IPP. This arrangement will be capped by mutual agreement at the lower of actual salary or current salary plus up to 3% p.a. Accordingly, the base for this provision would be held steady at the current level until the approved salary increase is implemented at which time the base will move to GBP 947,600 (GBP 920,000 +3%).

The medical cover for you and your family will be via the Allianz International medical arrangement. You will also continue to receive life insurance cover at 3 x the salary used to calculate your pension benefit.

Claw back

In accordance with recent corporate governance changes, the Remuneration Committee may retroactively adjust and/or claw back variable remuneration, including the annual bonus, paid to you if and to the extent that the amount of the remuneration was based on incorrect information.

Personal Shareholding Requirement

As previously communicated, you are required to build and maintain a personal shareholding in Unilever of at least four times your base salary within 5 years. Please see the Appendix for further details.

With kind regards

Michael Treschow

STRICTLY PERSONAL AND CONFIDENTIAL

Mr Jean-Marc Huet

24 February 2012

Dear Jean-Marc,

Your reward package effective 1st January 2012

This is to confirm your reward package as from 1st January 2012.

Base Salary

Your annual base salary is currently unchanged at GBP 680,000. An approved salary increase of 5%, which will move the salary to GBP 714,000, will be deferred and take effect at a later date to be determined as appropriate by the Board. The higher salary will be used for the purpose of setting incentives for 2012.

2011 Annual Bonus

In respect of 2011, your annual gross bonus award is GBP 612,000 (90% of salary i.e. 100% (target bonus) x 120% (individual multiplier) x 75% (business differentiation factor)).

Your 2012 target bonus will be 100% of salary with a maximum of 150% of salary and the business targets for 2012 for the plan are as follows:

Performance Measure	Performance Target
Underlying Sales Growth	4%
Underlying Volume Growth	1.5%
Core Operating Margin (vs PY)	+20 bps

Each performance measure has an equal one third weighting.

The Board will assess Unilever’s 2012 business performance not only against the above targets but also relative to the overall quality and competitiveness of our performance delivery.

Your personal bonus will then be based both on the Board’s assessment of overall business performance and your personal achievement against your ‘3+1’ goals. The “3+1’ goals must be stretching, ambitious, and output oriented.

2012 Long-Term Incentives

For executive directors our long term incentive program now consists of two vehicles:

•	The Management Co-Investment Plan (MCIP), and

•	The Global Share Incentive Plan (GSIP)

2012 MCIP

Under this plan, 25% of your gross annual bonus will be invested in Unilever shares, although you may elect to invest up to 60%. If you elected to purchase additional shares, you should have received an email confirmation of your entire allocation to MCIP.

The shares will be held for a period of three years and Unilever will match this investment with an award of an equal number of performance shares. The vesting of these matching shares will be contingent on the achievement of the same 3 year targets as exist under our Global Share Incentive Plan (see below) and can vest between 0% – 150%. The value of this award may be further enhanced by earning dividends / dividend equivalents during the vesting period.

GSIP

Under the 2012 GSIP, you have been made a conditional award of shares worth GBP 1,249,500 which will vest between 0% and 200% three years from the award date based on company performance.

The GSIP performance measures for the Executive Team, as from 2012, are:

Performance Measure	Performance Range
Underlying Sales Growth	2% - 7%
Core Operating Margin (vs PY)	0 - 40bps
Operating Cash Flow (Cumulative)	€12 - €16bn
Relative Total Shareholder Return	11th – top 3

These performance measures are equally weighted at 25% each. The minimum of the performance range for USG and COM must be reached before any shares subject to either metric can vest.

Cash in lieu of perquisites and benefits

Your gross equivalent cash allowance and benefits, which currently total approximately GBP380,000, include a gross equivalent cash allowance of approximately GBP 160,000 for housing. This housing element will be reduced by 25% (GBP 40,000) per annum starting in 2012.

For 2012 a gross annual allowance of GBP 340,000 will be paid to you in lieu of car allowance, housing allowance, partner travel, education allowance, the entertainment allowance, and the 15% company pension contribution.

This gross allowance of GBP 340,000 will further reduce as follows:

•	2013 = GBP 300,000

•	2014 = GBP 260,000

•	2015 = GBP 220,000

The medical cover for you and your family will be via the Allianz International medical arrangement. You will continue to receive life insurance cover at 3 x the salary used to calculate your pension benefit.

Pension

You are no longer a member of the Unilever’s International Pension Plan (IPP). Company contributions in lieu of pension are therefore paid to you directly. At a later date you may choose to become a member of the IPP.

Claw back

In accordance with recent corporate governance changes, the Remuneration Committee may retroactively adjust and/or claw back variable remuneration, including the annual bonus, paid to you if and to the extent that the amount of the remuneration was based on incorrect information.

Personal Shareholding Requirement

As previously communicated, you are required to build and maintain a personal shareholding in Unilever of at least three times your base salary within 5 years. Please see the Appendix for further details.

As a ULE member, it is Unilever policy that approval by the CEO is required before the selling of shares is transacted.

With kind regards,

Paul Polman

STRICTLY PERSONAL AND CONFIDENTIAL

Mr Paul Polman

July 2012

Dear Paul,

Your reward package effective 1st July 2012

You’ll recall that I wrote to you in March to let you know about your pay arrangements for 2012. The Remuneration Committee has now approved the implementation of your planned salary increase with effect from 1st July 2012. Accordingly, I thought it would be helpful to update the March letter to reflect this.

This is to confirm your reward package as from 1st July 2012.

Base Salary

Your annual base salary has been increased by 6% to GBP 975,200 p.a. with effect from 1st July 2012. The higher salary will be used for the purpose of setting your incentives for 2012.

2012 Annual Bonus

Your target bonus for 2012 will continue to be 120% of base salary and your maximum bonus continues to be 200% of your base salary.

The business targets for 2012 for the plan are:

Performance Measure	Performance Target
Underlying Sales Growth	4%
Underlying Volume Growth	1.5%
Core Operating Margin (vs PY)	+20 bps

Each performance measure has an equal one third weighting.

The Board will assess Unilever’s 2012 business performance not only against the above targets but also relative to the overall quality and competitiveness of our performance delivery.

Your personal bonus will then be based both on the Board’s assessment of overall business performance and your personal achievement against your stretching, ambitious, and output oriented ‘3+1’ goals.

2012 Long-Term Incentives

For executive directors, our long term incentive program now consists of two vehicles:

•	The Management Co-Investment Plan (MCIP), and

•	The Global Share Incentive Plan (GSIP)

2012 MCIP

Under this plan, 25% of your gross annual bonus will be invested in Unilever shares, although you may elect to invest up to 60% of your earned bonus.

The invested shares must be held for a period of three years and Unilever will match this investment with an award of an equal number of performance shares. The vesting of these matching shares will be between 0% -150% contingent on the achievement of the same 3 year targets as exist under our Global Share Incentive Plan (see below). The value of this award may be further enhanced by earning dividends / dividend equivalents during the vesting period.

2012 GSIP

Under the 2012 GSIP, you have been made a conditional award of shares worth GBP 1,950,400 (200% of your higher salary) which will vest between 0% and 200% three years from the award date based on company performance.

The performance measures for the Executive Team, as from 2012, are:

Performance Measure	Performance Range
Underlying Sales Growth	2% - 7%
Core Operating Margin (vs PY)	0 - 40bps
Operating Cash Flow (Cumulative)	€12 - €16bn
Relative Total Shareholder Return	11th – top 3

These performance measures are equally weighted at 25% for each, and USG and COM are mutually dependent whereby the threshold levels of both needs to be achieved before either component vests.

Cash allowance in lieu of perquisites and benefits

From 2012 a gross annual allowance of GBP 250,000 will be paid to you in lieu of car allowance, partner travel, the entertainment allowance, and the 15% company pension contribution.

The company will continue to accrue on your behalf the supplemental conditional pension provision of 12% salary, with investment returns replicating those of the IPP. This arrangement has been capped by mutual agreement at the lower of actual salary or current salary plus up to 3% p.a. Accordingly, the base for this provision rises to GBP 947,600 (GBP 920,000 +3%) with effect from 1st July 2012.

The medical cover for you and your family will be via the Allianz International medical arrangement. You will also continue to receive life insurance cover at 3 x the salary used to calculate your pension benefit.

Claw back

In accordance with recent corporate governance changes, the Remuneration Committee may retroactively adjust and/or claw back variable remuneration, including the annual bonus, paid to you if and to the extent that the amount of the remuneration was based on incorrect information.

Personal Shareholding Requirement

As previously communicated, you are required to build and maintain a personal shareholding in Unilever of at least four times your base salary within 5 years. Please see the Appendix for further details. I’m delighted to note that you have already exceeded this within a shorter time than required.

With kind regards

Michael Treschow
Chairman

STRICTLY PERSONAL AND CONFIDENTIAL

Mr Jean-Marc Huet

19 July 2012

Dear Jean-Marc,

Your reward package effective 1st July 2012

You’ll recall that I wrote to you in February to let you know about your pay arrangements for 2012.

The Remuneration Committee has now approved the implementation of your planned salary increase with effect from 1st July 2012. Accordingly, I thought it would be helpful to update the 24th February letter to reflect this.

This is to confirm your reward package as from 1st July 2012.

Base Salary

Your annual base salary has been increased by 5% to GBP 714,000 p.a. with effect from 1st July 2012. The higher salary will be used for the purpose of setting your incentives for 2012.

2011 Annual Bonus

Your target bonus for 2012 will continue to be 100% of base salary and your maximum bonus continues to be 150% of your base salary.

The business targets for the 2012 bonus plan are:

Performance Measure	Performance Target
Underlying Sales Growth	4%
Underlying Volume Growth	1.5%
Core Operating Margin (vs. PY)	+20 bps

Each performance measure has an equal one third weighting.

The Board will assess Unilever’s 2012 business performance not only against the above targets but also relative to the overall quality and competitiveness of our performance delivery.

Your personal bonus will then be based both on the Board’s assessment of overall business performance and your personal achievement against your stretching, ambitious, and output oriented ‘3+1’ goals.

2012 Long-Term Incentives

For executive directors our long term incentive program now consists of two vehicles:

•	The Management Co-Investment Plan (MCIP), and

•	The Global Share Incentive Plan (GSIP)

2012 MCIP

Under this plan, 25% of your gross annual bonus will be invested in Unilever shares, although you may elect to invest up to 60%.

The invested shares must be held for a period of three years and Unilever will match this investment with an award of an equal number of performance shares. The vesting of these matching shares will be contingent on the achievement of the same 3 year targets as exist under our Global Share Incentive Plan (see below) and can vest between 0% – 150%. The value of this award may be further enhanced by earning dividends / dividend equivalents during the vesting period.

2012 GSIP

Under the 2012 GSIP, you have been made a conditional award of shares worth GBP 1,249,500 (175% of your higher salary) which will vest between 0% and 200% three years from the award date based on company performance.

The GSIP performance measures for the Executive Team, as from 2012, are:

Performance Measure	Performance Range
Underlying Sales Growth	2% - 7%
Core Operating Margin (vs. PY)	0 - 40bps
Operating Cash Flow (Cumulative)	€12 - €16bn
Relative Total Shareholder Return	11th – top 3

These performance measures are equally weighted at 25% for each, and USG and COM are mutually dependent whereby the threshold levels of both needs to be achieved before either component vests.

Cash allowance in lieu of perquisites and benefits

From 2012, a gross annual allowance of GBP 340,000 will be paid to you in lieu of car allowance, housing allowance, partner travel, education allowance, the entertainment allowance, and the 15% company pension contribution.

Your gross equivalent cash allowances and benefits previously totalled approximately GBP380,000 and included a gross equivalent cash allowance of approximately GBP160,000 for housing. This housing element will be reduced by 25% (GBP 40,000) per annum starting in 2012. Thus your gross cash allowance of GBP 340,000 in lieu of perquisites and benefits will further reduce as follows:

•	2013 = GBP 300,000

•	2014 = GBP 260,000

•	2015 = GBP 220,000

The continuing medical cover for you and your family will be via the Allianz International medical arrangement. You will continue to receive life insurance cover at 3 x your base salary.

Pension

You are no longer a member of the Unilever’s International Pension Plan (IPP). Company contributions in lieu of pension are therefore paid to you directly and included in your 2012 gross cash allowance of GBP 340,000 in lieu of perquisites and benefits.

Claw back

In accordance with recent corporate governance changes, the Remuneration Committee may retroactively adjust and/or claw back variable remuneration, including the annual bonus, paid to you if and to the extent that the amount of the remuneration was based on incorrect information.

Personal Shareholding Requirement

As previously communicated, you are required to build and maintain a personal shareholding in Unilever of at least three times your base salary within 5 years. Please see the Appendix for further details.

As a ULE member, it is Unilever policy that approval by the CEO is required before the selling of shares is transacted.

With kind regards,

Paul Polman